August 25, 2011

Cincinnati Financial Corporation
CFC Investment Company
6200 South Gilmore Road
Fairfield, OH  45014

Attn:	Eric Mathews
Vice President and Principal Accounting Officer

Re:	Renewal of Expiration Date for $75,000,000 Committed Line of Credit

Dear Mr. Mathews:

We are pleased to inform you that your committed line of credit has been renewed.  The Expiration Date, as set forth in that certain Letter Agreement dated August 31, 2009, and in the Committed Line of Credit Note executed and delivered pursuant to that Letter Agreement (as well as all renewal letters executed subsequent to August 31, 2009), has been extended from August 28, 2011 to August 27, 2012, effective on August 29, 2011.  All other terms and conditions of the Committed Line of Credit Note and the Letter Agreement remain in full force and effect, including pricing and fees.

It has been a pleasure working with you and I look forward to a continued successful relationship.  Thank you again for your business.

Very truly yours,

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ William McDonnell
William McDonnell
Title:	Senior Vice President

Acknowledged and agreed to by:

Cincinnati Financial Corporation		CFC Investment Company

By:	/s/ Michael J. Sewell	By:	/s/ Michael J. Sewell
	Michael J. Sewell, CPA		Michael J. Sewell, CPA
Title:	Chief Financial Officer, Senior Vice President, and Treasurer	Title:	Chief Financial Officer and Senior Vice President